ROYALE ENERGY, INC.
Exhibit 10.1

September 6, 2019

JVA Operating Company
3300 North “A” Street, Bldg. 8, Suite 260
Midland, Texas 79705

RE:      Letter Agreement
Sale of Matrix Permian Investments Interests
Vanco PSA & Assignment
Various Areas, Texas

Dear Jerry:

This Letter Agreement (Agreement) is to memorialize the understanding and agreement by and between JVA Operating Company (JVA) and Matrix Permian Investments, LP (Matrix) regarding the sale of oil and gas properties to Vanco Oil and Gas Corporation (Vanco) as follows:

1.	JVA is contemplating a sale to Vanco for various Texas properties of which Matrix has an interest in a certain number of the properties.
2.
In anticipation of the closing of the sale, Matrix will execute, notarize and deliver to JVA an Assignment and Bill of Sale (Assignment) covering Matrix’s right, title and interest in the properties.  Upon receipt of the Assignment, JVA will hold said Assignment in trust until JVA is authorized by Matrix for JVA to deliver said Assignment to Vanco, as provided for hereinbelow.

3.
Simultaneous with the JVA and Vanco closing, JVA will wire transfer or cause to be wire transferred to Matrix funds in the amount of One Million Nine Hundred Eighty One Thousand Nine Hundred Sixty Eight and 90/100 Dollars ($1,981,968.90) (or such other amount that is mutually agreed to by JVA and Matrix) for the Matrix properties.

4.
Upon JVA’s confirmation, from Matrix, the funds have been received by Matrix, JVA is then authorized to deliver to Vanco the Matrix executed and notarized Assignment covering Matrix’s right, title and interest in the properties.

If JVA is in agreement with the above terms and provisions, please so signify by signing in the space provided below and returning a fully executed Agreement to Matrix.  Upon receipt, Matrix will provide JVA with the executed Assignment to be held by JVA per the provisions hereinabove.

Yours truly,

/s/ Johnny Jordan
Johnny Jordan
CEO

Accepted and Agreed to This 10th Day of September 2019

JVA Operating Company

/s/ Jerry Atkinson
Jerry Atkinson
President

1870 Cordell Court, Suite 210    El Cajon, CA 92020    Tel 619 / 383-6600